Exhibit 4.4

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

COMCAST CORPORATION

[    ] % Senior Notes Due 20[     ]

No. [ ]	CUSIP No.: [ ]
ISIN No.: [ ]
$[ ]

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”, which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of $[        ] ([        ]Dollars) on [                    ].

Interest Payment Dates: [                    ] and [                    ] (each, an “Interest Payment Date”), commencing on [                    ].

Interest Record Dates: [                    ] and [                    ] (each, an “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

COMCAST CORPORATION

By:
Name:
Title:

[Seal of Comcast Corporation]

Attest:

By:
Name:
Title:

This is one of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [                    ]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

COMCAST CORPORATION

[    ]% Senior Notes Due [    ]

1.	Interest.

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”, which term includes any successor entity), promises to pay interest on the principal amount of this Security at the rate per annum set forth above. Interest on this Security will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [                    ]. The Issuer will pay interest semiannually in arrears on each Interest Payment Date, commencing [                    ] to the Persons in whose names the Securities are registered at the close of business on the preceding Interest Record Date (whether or not a Business Day). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the basis of actual days elapsed in a 30-day month.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.	Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Securities subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to The Bank of New York Mellon (the “Trustee”) to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent or the Issuer), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

3.	Paying Agent.

Initially, the Trustee will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

4.	Indenture.

The Issuer issued the Securities under an Indenture dated as of September [—], 2013 (the “Indenture”) by and among the Issuer, the Guarantors party thereto and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), to the extent set forth in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

5.	Guarantees.

Each of NBCUniversal Media, LLC, Comcast Cable Communications, LLC, Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC (together, the “Guarantors”), has irrevocably, fully and unconditionally guaranteed, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption or otherwise) of the principal of and interest on, and all other amounts payable under, the Securities, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture, subject to certain terms and conditions set forth in the Indenture.

6.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $[        ] and multiples of $[        ] in excess thereof. A Holder shall register the transfer or exchange of Securities in accordance with the Indenture.

The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer or exchange of any Securities or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Security selected for redemption in whole or in part.

7.	Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

8.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

9.	Legal Defeasance and Covenant Defeasance.

The Issuer and the Guarantors may be discharged from their respective obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

10.	Information.

The Issuer will furnish to the Trustee any document or report the Issuer is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 10. Delivery of the reports, information and documents required by this section to be delivered to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

11.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security in any material respect.

12.	Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and the Guarantors to incur liens securing indebtedness, or to enter into sale and leaseback transactions, and of the Issuer to merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

13.	Redemption.

The Issuer may at its option redeem any of the Securities in whole or in part, at any time or from time to time, prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Securities to be redeemed such date (the “Redemption Date”), at a redemption price, calculated by the Issuer, equal to the greater of:

(i) 100% of the principal amount of the Securities to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to the Securities and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means each of (i) [            ] or their affiliates which are primary U.S. government securities dealers (a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer, the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury

Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate, provided that Securities held in global form will be selected in accordance with the procedures of DTC.

14.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer or any Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer or any Guarantor occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines in good faith that withholding notice is in their interest.

15.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

16.	No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Issuer, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17.	Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

18.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP Numbers.

To the extent that the Issuer has caused CUSIP numbers to be printed on the Securities, no representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

20.	Governing Law.

The laws of the State of New York shall govern the Indenture, this Security and the Guarantees.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                          agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange or Transfer	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Custodian